Exhibit 99.1

ORAGENICS ANNOUNCES PRICING OF $12.5 MILLION UNDERWRITTEN PUBLIC OFFERING

March 21, 2019

TAMPA, Fla. — (BUSINESS WIRE) — Oragenics, Inc. (NYSE American: OGEN), a leader in the development of new antibiotics against infectious diseases and effective treatments for oral mucositis, today announced the pricing of its previously announced underwritten public offering of 16,666,668 shares of common stock, short-term warrants to purchase up to 8,333,334 shares of common stock, and long-term warrants to purchase up to 8,333,334 shares of common stock, at a price to the public of $0.75 per share and accompanying warrants. Oragenics expects to receive gross proceeds of approximately $12.5 million from the offering. The offering is expected to close on or about March 25, 2019, subject to customary closing conditions.

H.C. Wainwright & Co. is acting as sole book-running manager for the offering.

Each short-term warrant will have an exercise price of $0.75 per share of common stock, will be immediately exercisable, and will expire on the earlier of (1) the eighteen month anniversary of the date of issuance and (2) twenty-one trading days following the Company’s release of top-line data related to its Phase 2 double blind, placebo controlled clinical trial of AG013. Each long-term warrant will have an exercise price of $0.90 per share of common stock, will be immediately exercisable and will expire five years following the date of issuance.

The Company has granted the underwriter a 30-day option to purchase up to 2,500,000 additional shares of common stock and/or short-term warrants to purchase 1,250,000 shares of common stock and long-term warrants to purchase 1,250,000 shares of common stock of the Company at the public offering price, less underwriting discounts and commissions.

The Company intends to use the net proceeds of the offering to fund its AG013 research, clinical trials, pre-clinical development of the lantibiotics program, and for working capital and general corporate purposes.

The securities described above are being offered pursuant to a shelf registration statement (File No. 333-213321), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on September 7, 2016. A preliminary prospectus supplement relating to the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, NY 10022, or by calling (646) 975-6996 or by emailing placements@hcwco.com or at the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Oragenics, Inc.

We are focused on becoming a leader in novel antibiotics against infectious disease and on developing effective treatments for oral mucositis. Oragenics, Inc. has established two exclusive worldwide channel collaborations with Intrexon Corporation and its subsidiaries. The collaborations allow Oragenics to accelerate the development of much needed new antibiotics that can work against resistant strains of bacteria and the development of biotherapeutics for oral mucositis and other diseases and conditions of the oral cavity, throat, and esophagus.

For more information about Oragenics, please visit www.oragenics.com.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended, that involve significant risks and uncertainties about Oragenics, including but not limited to statements with respect to the use of proceeds of the underwritten offering of common stock and warrants. Oragenics may use words such as “expect,” “anticipate,” “project,” “intend,” “plan,” “aim,” “believe,” “seek,” “estimate,” “can,” “focus,” “will,” and “may” and similar expressions to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, market and other conditions, the satisfaction of customary closing conditions related to the underwritten offering of common stock, Oragenics’ business and financial condition, and the impact of general economic, industry or political conditions in the United States or internationally. For additional disclosure regarding these and other risks faced by Oragenics, see disclosures contained in Oragenics’ public filings with the SEC, including the “Risk Factors” in the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and prospectus for this offering. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Oragenics undertakes no obligation to update such statements as a result of new information, except as required by law.

Oragenics, Inc.

Corporate:

Michael Sullivan, 813-286-7900

Chief Financial Officer

msullivan@oragenics.com

or

Investors:

John Marco

Managing Director

CORE IR

310-819-2948

johnm@coreir.com

Media:

Jules Abraham

CORE IR

917-885-7378

julesa@coreir.com